UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2004

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 8, 2004, the Board of Directors of Leggett & Platt, Incorporated (the “Company”) approved amendments to two of the Company’s non-qualified executive deferred compensation programs in response to tax laws enacted under the American Jobs Creation Act of 2004. The amendments are intended to make the programs compliant with Internal Revenue Code Section 409A (“Section 409A”). The Board authorized the Company to make such further changes as may become necessary after rules implementing Section 409A are promulgated.

A summary of the material modifications to each program is set forth below. The summaries are qualified in their entirety by reference to the program documents, which are filed as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

A. Deferred Compensation Program

The Deferred Compensation Program (the “Program”) is a non-qualified program established under the 1989 Flexible Stock Plan that allows certain key employees to forego receipt of salary, bonus and other compensation in exchange for a future payment of cash or Company equity. The equity alternative under the current Program is a discount stock option. Under the amended Program, discount stock options have been replaced with (i) at-market options with an initial face value five times the compensation foregone, and (ii) stock units (with dividend equivalents) accruing on a bi-weekly basis, or as compensation otherwise would have been paid, at a 20% discount to fair market value. The participants in the Program are directors, officers and employees of the Company, and as such, have a relationship to the Company.

	Previous Program	Amended and Restated Program
Eligible Participants	Selected management and/or highly compensated employees	Selected management and/or highly compensated employees; non-employee directors and advisory directors

Definition of Compensation	Elections covered compensation paid in a calendar year.	Elections cover compensation earned and vested in a calendar year, even if paid in a subsequent year.

Deferral Alternatives	L&P Cash Deferral Discount Stock Options with a 15-year term	L&P Cash Deferral At-Market Stock Options with a 10-year term Stock Units

Early access to account balances	Hardship withdrawals were permitted at the Committee’s discretion	Hardship withdrawals are only permitted for an “unforeseeable emergency” as defined in Section 409A

Changes to Distribution Elections	Participants had one opportunity to extend the payout period for an L&P Cash Deferral. The change had to be made at least six months prior to the first scheduled payment date under the original Election.	Participants have one opportunity to change a Stock Unit or L&P Cash Deferral Election to extend the payout period or change the form of distribution. The change must be made at least 12 months before the date of the first payment under the original Election and must extend the first distribution payment for at least five years after it would have been made under the original Election.

B. Executive Stock Unit Program

The Executive Stock Unit Program (the “ESU Program”) is a non-qualified retirement program established under the 1989 Flexible Stock Plan that allows more than 500 key employees to make pre-tax contributions to acquire Company stock at a 15% discount. Shares are credited to an employee’s account as “stock units” where they accrue dividends. The Company matches 50% of the employee’s contribution and may match another 50% if certain earnings objectives are met. Matching contributions are subject to vesting requirements. Stock units are converted to shares and issued at retirement, death or termination.

The Company elected to “freeze” the existing ESU Program with its current provisions and establish a new program for amounts deferred after December 31, 2004. We now refer to the separate programs as the Pre-2005 Executive Stock Unit Program and the 2005 Executive Stock Unit Program.

	Pre-2005 Program	2005 Program
Effective Date of Program	Remains effective for all amounts contributed under the Program through December 31, 2004 and earnings thereon.	Effective for all amounts contributed under the Program from January 1, 2005 forward.

Definition of Compensation	Elections covered compensation paid in a calendar year. (No longer applicable.)	Elections cover compensation earned and vested in a calendar year, even if paid in a subsequent year.

Changes in Participation	Permitted mid-year changes in participation. (No longer applicable.)	Does not permit mid-year changes in participation. Participants may change their percentage of participation or cease participation only with respect to compensation earned in a subsequent calendar year.

Distribution Election	Participants may elect or change the form of distribution at any time prior to termination of employment.	Participants must make a distribution election before December 31, 2004 that will apply to all amounts from 2005 forward. Participants may change the form of distribution one time. The change must occur one year prior to termination of employment and must extend the first distribution payment for five years after termination of employment.

Early access to account balances	Hardship withdrawals are permitted at the Committee’s discretion	Hardship withdrawals are only permitted for an “unforeseeable emergency” as defined in Section 409A

Distribution to executives	Distributions are made within 90 days of termination for all participants	Distributions to executives meeting the Section 409A definition of “specified employees” cannot be made until 6 months after termination of employment.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Leggett & Platt Incorporated Deferred Compensation Program, Amended and Restated, Effective as of December 31, 2004

10.2	Leggett & Platt, Incorporated Pre-2005 Executive Stock Unit Program, Amended and Restated, Effective as of December 31, 2004

10.3	Leggett & Platt, Incorporated 2005 Executive Stock Unit Program, effective as of January 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: December 10, 2004	By	/s/ Ernest C. Jett
Ernest C. Jett
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Leggett & Platt Incorporated Deferred Compensation Program, Amended and Restated, Effective as of December 31, 2004

10.2	Leggett & Platt, Incorporated Pre-2005 Executive Stock Unit Program, Amended and Restated, Effective as of December 31, 2004

10.3	Leggett & Platt, Incorporated 2005 Executive Stock Unit Program, Effective as of January 1, 2005